SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                             (Amendment No. ______)

Filed by the registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:
[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-12

                            RELM WIRELESS CORPORATION
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 -----------------------------------------------
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                                                       -------------------------
     (3)  Filing Party:
                       ---------------------------------------------------------
     (4)  Date Filed:
                     -----------------------------------------------------------

                            RELM Wireless Corporation
                              7100 Technology Drive
                          West Melbourne, Florida 32904

                       2000 ANNUAL MEETING OF STOCKHOLDERS



                               September 22, 2000






Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of RELM Wireless Corporation which will be held at 10:00 a.m., Eastern Time, on October 30, 2000, at the offices of RELM Wireless Corporation, 7100 Technology Drive, West Melbourne, Florida 32904.

     The matters to be presented at the meeting are described in the Notice of 2000 Annual Meeting of Stockholders and Proxy Statement which accompany this letter.

     We hope you will be able to attend the meeting, but, whatever your plans, we ask that you please complete, execute and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.

     We look forward to seeing you at the meeting.

                                   Sincerely,


                                   /s/ David P. Storey
                                   ---------------------------------------
                                   David P. Storey
                                   President and Chief Executive Officer

                            RELM WIRELESS CORPORATION
                              7100 Technology Drive
                          West Melbourne, Florida 32904

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, OCTOBER 30, 2000

     The annual meeting of stockholders of RELM Wireless Corporation (the "Corporation") will be held at 10:00 a.m., Eastern Time, on Thursday, October 30, 2000, at the offices of the Corporation, 7100 Technology Drive, West Melbourne, Florida for the following purposes:

     o To elect seven (7) directors to hold office until the annual meeting of stockholders in 2001 and until their respective successors are duly elected and qualified;

     o To approve a private offering of equity securities, or securities convertible into equity securities, of the Corporation for an aggregate consideration in an amount not to exceed $10,000,000 at a discount of no more than 25% of the market value of the common stock of the Corporation;

     o To approve an amendment to the Corporation's Articles of Incorporation to (i) increase the number of authorized shares of common stock, par value $0.60 per share, from 10,000,000 shares to 20,000,000 shares, and (ii) increase the number of authorized shares of preferred stock, par value $1.00 per share, from 20,000 shares to 1,000,000 shares;

     o To ratify the selection of Ernst & Young, LLP as independent certified public accountants for the year ending December 31, 2000; and

     o To transact such other business properly brought before the stockholders at the meeting.

     This notice, together with the accompanying proxy statement and enclosed proxy card, will be mailed to stockholders on or about September 22, 2000.

     The board of directors has set the close of business on September 11, 2000 as the record date of the meeting. Stockholders of record at the close of business on September 11, 2000 will be entitled to notice of and to vote at the annual meeting or any adjournment or continuation of the meeting. Each share of common stock is entitled to one vote. The proxy card provided with the proxy statement indicates the number of shares of the Corporation's common stock that you own and are entitled to vote. A list of stockholders will be available for inspection at the meeting.

     All stockholders are cordially invited to attend the annual meeting.

                                       By Order of the Board of Directors,

                                       /s/ William P. Kelly
                                       --------------------------------------
                                       William P. Kelly, Secretary


West Melbourne, Florida
September 22, 2000

     Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                            RELM WIRELESS CORPORATION

            --------------------------------------------------------

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 30, 2000

            --------------------------------------------------------

                                 PROXY STATEMENT

                            Dated September 22, 2000

            --------------------------------------------------------

             General Information About The Annual Meeting And Voting


Why did you send me this proxy statement?

     We sent you this proxy statement and the enclosed proxy card because the Company's board of directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to vote at the annual meeting on October 30, 2000, and at any adjournment or postponement of the meeting, for the purposes indicated in the accompanying Notice of 2000 Annual Meeting of Stockholders. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     This proxy statement and the accompanying form of proxy will be mailed to stockholders on or about September 22, 2000. The annual report which accompanies the proxy materials is not to be regarded as proxy soliciting material.

Who can vote?

     You can vote your shares of common stock if our records show that you owned the shares at the close of business on September 11, 2000. A total of 5,290,405 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock you own. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the seven director nominees; FOR the approval of a private offering of equity securities or securities convertible into equity securities of RELM; FOR the approval of an amendment to RELM's Articles of Incorporation to increase the authorized shares of common stock and the authorized shares of preferred stock; FOR the ratification of Ernst & Young as independent certified public accountants; and FOR any other proposals to be considered at the annual meeting.

What if other matters come up at the annual meeting?

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

     If your shares are held in the name of your broker or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

     We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

Who will count the votes?

     American Stock Transfer & Trust Company, RELM's transfer agent, will tabulate the returned proxy votes by mail and the independent inspector of the election will tabulate the votes at the meeting. The inspector of election will treat shares represented by properly signed and returned proxies that reflect abstentions from voting as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     If your shares are held in the name of a broker or nominee, and you do not tell the broker or nominee how to vote your shares (so-called "broker non-votes"), the nominee can vote them as it sees fit only on matters that are deemed to be routine, and not on any other proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be voted on that matter. However, the inspector of election will treat "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Who pays for this proxy solicitation?

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We may request persons holding shares in their names for others to forward soliciting materials to our principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

     None of the actions to be voted upon at the 2000 Annual Meeting of Stockholders shall create dissenters' rights under the General Corporation Law of the State of Nevada.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     At the annual meeting, seven nominees will be elected as directors. In accordance with our By-Laws, the board of directors has set the size of the board at seven directors. The directors elected will hold office until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified.

     Nominations. At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we don't know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election. The proxies will then be voted for such other person as the board of directors may recommend, unless the board of directors reduces the number of directors. All of the nominees are currently members of the board of directors of RELM.

     General Information About the Nominees. Our board of directors is set at seven persons. Set forth below is certain information concerning the nominees for election as directors and as our executive officers. The ages listed for the nominees are as of September 22, 2000.

Directors Whose Terms Expire at the 2000 Annual Meeting:

Name                                           Age    Position
----                                           ---    --------
David P. Storey                                47     President, Chief Executive Officer, Director
Donald F. U. Goebert                           63     Chairman of the Board
Robert L. MacDonald (1)                        72     Director
Ralph R. Whitney Jr. (1)                       65     Director
James C. Gale (1)(2)                           50     Director
George N. Benjamin, III (1)(2)(3)              63     Director
Buck Scott (4)                                 71     Director

-------------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3) On June 5, 2000, George N. Benjamin was appointed to serve on the Audit Committee as Chairman.

(4)  On June 5, 2000, Buck Scott resigned from the Audit Committee.

     Each director holds his office until the next annual meeting of the stockholders unless he resigns or is removed or disqualified. Officers are elected by the board of directors and any number of offices may be held by the same person.

     The business experience of our executive officers and directors is set forth below:

     DAVID P. STOREY has been our President and Chief Executive Officer and a director since July 12, 2000, and was our Executive Vice President and Chief Operating Officer from June 1998 to July 11, 2000. From January 1994 to June 1998, he was Senior Vice President of Manufacturing of Antec Corp. (communications electronics).

     WILLIAM P. KELLY has been our Vice President - Finance and Chief Financial Officer since July 1997. From October 1995 to June 1997, he was Vice President - Finance and Chief Financial Officer of our subsidiary, RELM Communications, Inc. From January 1993 to October 1995, he was the Financial Director of Harris Corp. Semiconductor Sector (semiconductor manufacturer).

     DONALD F. U. GOEBERT has been our Chairman of the Board (and a director of our predecessor) since March 1968. He was the President of our predecessor from March 1968 to October

1988, and our President and Chief Executive Officer from April 1993 to December 1997. He has been President of Chester County Fund, Inc. since 1968. Mr. Goebert is a director of Investors Insurance Group, Inc.

     BUCK SCOTT has been a director (and a director of our predecessor) since 1980. Mr. Scott has been a private investor since January 1995. Mr. Scott was the President of Electrical Energy Enterprises, Inc. from 1991 through 1994.

     ROBERT L. MACDONALD has been a director since February 1991. He is retired. From 1953 to 1993, he was a director of Financial Aid Wharton Graduate Division and Lecturer in Management, Wharton School, University of Pennsylvania.

     RALPH R. WHITNEY JR. has been a director since January 1992. Since January 1971, Mr. Whitney has been the President and Chief Executive Officer of Hammond Kennedy Whitney & Co., Inc. (private investor). Mr. Whitney holds a directorship in IFR Systems, Inc., Excel Industries, Inc., Baldwin Technology Co., Inc., Control Devices, Inc., and Selas Corp. of America.

     JAMES C. GALE has been a director since October 1993. Since September 1998, Mr. Gale has been a managing director of Sanders Morris Harris, Inc. From 1991 to 1998, Mr. Gale was the Managing Director of Gruntal & Co., LLC (investment banking and management). Mr. Gale is a director of Latshaw Enterprises, Inc., and Premier Research Worldwide Ltd., and Amarin Corporation plc.

     GEORGE N. BENJAMIN, III has been a director since January 1996. He has been the President and CEO of Keystone Networks, Inc. (an optical network developer) since November, 1999, and was the President and CEO of BICC Cables Corp., N.A. from August 1998 through June 1999. He has been the President of BICC Brand-Rex Co. and Vice President, BICC Cables Corp. since June 1997; Management Consultant and Partner in Trig Systems, LLC since July 1987; President and CEO of Tie Communications, Inc. from April 1992 to November 1995; and Group Vice President of The Marmon Group, Inc. prior to April 1992.

     Vote Required. Under the Nevada General Corporation Law, directors are elected by the affirmative vote of a plurality of the votes for the respective nominees. Proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the outcome of the election of directors.


            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.

     Meetings of the Board of Directors. The board of directors held 5 meetings in 1999 and each of the directors attended at least 75 percent of the aggregate number of meetings of the board of directors and committees (if any) on which he served.

     Committees of the Board of Directors. The board of directors has an Audit Committee and a Compensation Committee. The board of directors does not have a committee whose functions include nominating directors and does not have an executive committee. The following chart describes the function and membership of each committee and the number of times it met in 1999.

                           Audit Committee - 1 Meeting

  Function                                                                         Members
  --------                                                                         -------
  o    Recommends independent auditors                                             Buck Scott (1)*
  o    Reviews internal financial information                                      Robert L. MacDonald
  o    Reviews report of audit and management letter                               Ralph R. Whitney Jr.
  o    Participates in the determination of the adequacy of the internal           James C. Gale
       accounting control                                                          George N. Benjamin, III (Chair)*
  o    Reviews the results of audits with the independent auditors
  o    Oversees quarterly and yearly reporting
  o    Responsible for policies, procedures and other matters relating to business integrity, ethics and conflicts of interests

-------------
(1) On June 5, 2000, George N. Benjamin, III was elected to serve as chairman of the Audit Committee, as successor to Buck Scott, who resigned from the Audit Committee on the same date.

                    Compensation Committee - Meetings (None)

  Function                                                                      Members
  ---------                                                                     -------
  o    Reviews and approves compensation and benefit programs                   James C. Gale
  o    Establishes and approves compensation of officers and                    George N. Benjamin, III (Chair)
       management employees
  o    Adapts and administers stock option plans

Directors' Compensation

     During 1999, we paid to each of our non-employee directors meeting fees of $1,000 for attendance at each board meeting and $500 for attendance at each meeting of any committee of the board of directors which was not held in conjunction with a meeting of the board of directors. Beginning with the 1997 fiscal year, as a result of approval by the stockholders of the 1996 Non-Employee Director Stock Option Plan, compensation for non-employee directors was modified to provide for the grant of stock options in lieu of a quarterly cash retainer for service as a director. Also, pursuant to the terms of the plan, beginning in 1997, a grant of a stock option for the purchase of 5,000 shares is made to each non-employee director on the date of each annual meeting of stockholders at which that person is elected or reelected as a director (or if the annual meeting has not been held by June 30 of that year the grant is made as of June 30th of that year to each of the persons qualifying and who has been a non-employee director for at least three months). Those options are granted at an exercise price equal to the fair market value of our common stock on the date of grant, become fully exercisable eleven months after the date of grant or, if earlier, upon a change of control as defined in the plan and expire five years from the date of grant or earlier in the event service as a director ceases. Options were granted to our non-employee directors on June 14, 1999 at an exercise price of $2.88 per share and on June 22, 2000 at an exercise price of $2.625 per share. During 1999, we paid $50,000 to our Chairman of the Board of Directors for his director services provided to us.

                                  KEY EMPLOYEES

     Our other key personnel and their biographies are as follows:

     RUSSELL SCOTT HENDERSON, age 49, has been our Senior Vice President - Commercial, Business and Industrial Sales and Marketing since December 1999. From July 1998 to December 1999, he was a principal at Bottom Line Results (a management consulting company). From April 1997 to July 1998, Mr. Henderson was Vice President of Sales and Marketing at Intek Global Corp. (an electronics manufacturing company). From May 1996 to April 1997, he was Vice President International Sales at EF Johnson Company (a LMR manufacturing company). From May 1995 through May 1996, Mr. Henderson was Vice President of Sales and Marketing at Uniden America Corporation and from October 1978 to May 1995, he was Senior Vice President of Sales and Marketing for Midland International Corporation.

     THOMAS L. MORROW, age 49, has been our Senior Vice President and Director - Government and Public Safety Sales and Marketing since December 1999. From 1997 to December 1999, he was the owner of Tomorrow Sales and Marketing Alternatives. From 1996 to 1997, he was Vice President World Wide Systems at E.F. Johnson Company. From 1995 to 1996, he was Senior Vice President North America Operations at Stanilite Pacific, LTD. From 1993 to 1995, he was Territory Manager at Motorola, Inc.

       SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, NOMINEES,
                             AND EXECUTIVE OFFICERS


     The table below shows, as of August 15, 2000, the number of shares of common stock beneficially owned by:

     o each person whom we know beneficially owns more than 5% of the common stock,

     o    each director and nominee for director,

     o    each executive officer included in the Summary Compensation Table, and

     o    all executive officers and directors as a group.

                                                                       Shares of Common Stock
                                                                        Beneficially Owned(1)
                                                        ----------------------------------------------------
Name of Beneficial Owner                                Number of Shares                    Percent of Class
------------------------                                -----------------                   ----------------
Dimensional Fund Advisors Inc.                             300,933(2)                            5.96%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Special Situations Private Equity Fund, L.P.,              523,077(3)                            7.9%
MG Advisers L.L.C., Austin W. Marxe, and
David Greenhouse
153 East 53 Street, New York, NY  10022
Donald F.U. Goebert                                      1,411,412(4)(5)                        26.68%
400 Willowbrook Lane
West Chester, PA 19382
Richard K. Laird                                           153,270(6)(7)                         2.84%
Ralph R. Whitney, Jr.                                       45,469(6)                              *
Buck Scott.                                                 40,000(6)                              *
James C. Gale                                               35,000(6)                              *
George N. Benjamin, III                                     22,266(6)                              *
Robert L. MacDonald                                         15,000(6)                              *
David P. Storey                                             86,250(6)(8)                         1.60%
William P. Kelly                                            21,250(6)                              *
All executive officers and directors as a                1,829,917(4)(5)(7)(9)                  32.74%
group (10 persons)

-------------------------
*  Less than 1%

(1) Based upon 5,290,405 outstanding shares as of August 15, 2000, and, with respect to each holder of options exercisable, or notes convertible, within 60 days of August 15, 2000, the shares issuable under such instruments.

(2) As disclosed in the Schedule 13G filed by Dimensional Fund Advisors Inc. ("Dimensional") dated February 4, 2000, Dimensional has sole voting power and sole investment power with respect to all of the reported shares. All of the reported shares are owned by advisory clients of Dimensional, and Dimensional disclaims beneficial ownership of the reported shares.

(3) Special Situations Private Equity Fund, L.P. ("SSPEF"), and MG Advisers L.L.C. ("MG"), its general partner, are deemed to have sole power to vote or to direct the vote and to dispose or to direct the disposition of 523,077 shares. These shares are issuable upon conversion of $1,700,000 principal amount of 8% Convertible Subordinated Promissory Notes due December 31, 2004, at an exercise price of $3.25. Austin W. Marxe ("Marxe") and David Greenhouse ("Greenhouse") are deemed to have shared power to vote or dispose of the shares by virtue of being executive officers of MG. A
     Schedule 13G filed by SSPEF, MG, Marxe and Greenhouse with the Securities and Exchange Commission on April 11, 2000 is the source of this information. These shares are issuable upon conversion of $1,700,000 principal amount of convertible subordinated promissory notes.

(4) Includes 90,942 shares owned by Chester County Fund, Inc., the majority stockholder of which is Mr. Goebert, and 60,000 shares owned by a partnership controlled by Mr. Goebert.

(5) Includes 23,366 shares held in a custodial account for RELM's Employee Stock Purchase Program, of which Mr. Goebert is a custodian, and 789 shares held in a Trust under RELM's 401(k) plan, of which Mr. Goebert is a Trustee.

(6) Share ownership of the following persons includes shares subject to immediately exercisable options or options exercisable within 60 days of August 15, 2000, as follows: for Mr. Laird -112,500 shares; for Mr. Whitney -15,000 shares; for Mr. Scott -15,000 shares; for Mr. Gale -15,000 shares; for Mr. Benjamin -19,166 shares; for Mr. MacDonald -15,000 shares; for Mr. Storey -86,250 shares; and for Mr. Kelly -21,250 shares.

(7) Includes 15,385 shares of RELM common stock issuable upon conversion of $50,000 principal amount of convertible subordinated promissory notes which are beneficially owned by Mr. Laird. Mr. Laird resigned as President and Chief Executive Officer on July 12, 2000.

(8)  Mr. Storey became President and Chief Executive Officer on July 12, 2000.

(9) Includes an aggregate of 299,166 shares subject to immediately exercisable options or options exercisable within 60 days of August 15, 2000 held by executive officers and directors as a group.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers, and certain persons or entities who own more than ten percent of our common stock, must file reports with the Securities and Exchange Commission and The Nasdaq Stock Market indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers timely filed all the required reports during fiscal year ended December 31, 1999 except: Richard K. Laird failed to file four reports on time each of which involved one sale transaction; William P. Kelly failed to file two reports on time each of which involved two sale transactions; and David P. Storey failed to file two reports on time each of which involved four sale transactions in Company common stock. All transactions were reported in February 2000.



Compensation of Management

The following table sets forth the annual and long term compensation during each of the last three years paid by us to Messrs. Laird, Storey and Kelly, who served as our President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, and Vice President - Finance and Chief Financial Officer, respectively, during 1999 (each a "Named Officer" and collectively the "Named Officers"). No other executive officer was paid salary and bonus compensation by us which exceeded $100,000 during 1999.

                           Summary Compensation Table

                                                    Annual Compensation               Long-Term Compensation Awards
                                                    -------------------               -----------------------------
                                                                     Other Annual     Securities          All Other
  Name and Principal                         Salary     Bonus        Compensation     Underlying        Compensation
  Principal Position           Year            ($)       ($)             ($)(1)       Options(#)           ($)(2)
  ------------------           ----         --------     ---         ------------     ----------        -------------
Richard K. Laird               1999         $200,000      -                -           150,000              5,000
President and Chief            1998          232,692      -                -           100,000              2,500
Executive Officer(3)           1997           11,538      -                -           100,000                -

                                                          -
David P. Storey                1999         $227,770      -                -           145,000              1,957
Executive Vice                 1998           98,904      -                -           100,000                -
President and                  1997                -      -                -              -                   -
Chief Operating
Officer (4)

William P. Kelly               1999         $117,200      -                -            75,000              3,000
Vice President -               1998          115,535      -                -              -                 3,000
Finance and Chief              1997           96,746      -                -              -                 2,400
Financial Officer

--------------------

(1) The Named Officers did not receive any other annual compensation not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such Named Officer.

(2) The amounts shown include employer contributions to RELM's 401(k) plan.

(3) Mr. Laird was granted options under our 1997 Stock Option Plan for the purchase of 100,000 shares of common stock upon the commencement of his employment and was granted options for additional increments of 50,000 shares six months, twelve months, eighteen months and twenty-four months thereafter. Such options were granted at the then current market value of the shares. The options granted became or were to become exercisable during his employment in increments of 25% of the option on the first, second, third and fourth year anniversaries of the date of the grant. Mr. Laird resigned from the position of President and Chief Executive Officer on July 12, 2000.

(4) Mr. Storey assumed the position of President and Chief Executive Officer on July 12, 2000.

Stock Option Grants

     The following table contains information concerning the grant of stock options under our 1997 Stock Option Plan to the Named Officers during 1999. In addition, the table shows the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                              Option Grants in 1999
                                Individual Grants

                                                                                                      Potential Realizable
                                                                                                         Value at Assumed
                                  Number of                                                           Annual Rates of Stock
                                  Securities          Percent of                                     Price Appreciation for
                              Underlying Options     Total Options      Exercise or                       Other Term (3)
                                   Granted           to Employees       Base Price     Expiration    ------------------------
Name                                (#)(1)              in 1999           ($/Sh)        Date (2)       5%($)          10%($)
----                          ------------------     -------------      -----------    -----------   --------       ---------
Richard K. Laird(4)                 50,000               13.5%             $3.00        03/15/09      $42,000        $ 92,000
                                    50,000               13.5%             $2.63        06/01/09      $37,000        $ 81,000
                                    50,000               13.5%             $4.25        12/01/09      $59,000        $131,000

David P. Storey(5)                 145,000               39.2%             $3.13        08/09/09     $124,000        $278,000

William P. Kelly                    75,000               20.3%             $3.13        08/09/09      $64,000        $144,000

----------------
(1) All options granted in 1999 are incentive stock options ("ISOs") under ss.422 of the Internal Revenue Code of 1986, as amended. The options are exercisable with respect to increments of 25% of the optioned shares as of the first, second, third, and fourth anniversaries of the option grant date. The options were granted at fair market value on the date of the grant.

(2) The term of the options is ten (10) years from the date of grant unless terminated earlier due to termination of employment, disability or death.

(3) The potential realizable value of the options granted in 1999 was calculated by multiplying those options by the excess of (a) the assumed market value of common stock, if the market value of common stock were to increase 5% or 10% in each year of the options' 5-year term over (b) the base price shown. This calculation does not take into account any taxes or other expenses which might be owed. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission rules and no representation is made that the common stock will appreciate at these assumed rates or at all.

(4)  Mr. Laird resigned as President and Chief Executive Officer on July 12,
     2000.

(5)  Mr. Storey became President and Chief Executive Officer on July 12, 2000.

     We do not currently have (and have not previously had) any plan pursuant to which any stock appreciation rights ("SARs") may be granted.

Stock Option Exercises and Holdings

     The following table sets forth information relating to options exercised during 1999 by each of the Named Officers and the number and value of options held on December 31, 1999 by each of them.

        Aggregate Option Exercises in Fiscal Year Ended December 31, 1999
                        and Fiscal Year-End Option Values


                                                              Number of Securities            Value of Unexercised In-the-
                                                             Underlying Unexercised                Money Options at
                              Shares          Value       Options at Dec. 31, 1999 (#)           Dec. 31, 1999 ($)(1)
                            Acquired on      Realized    -------------------------------     -------------------------------
     Name                   Exercise (#)       ($)       Exercisable       Unexercisable     Exercisable       Unexercisable
     ----                   ------------     --------    -----------       -------------     -----------       -------------
Richard K. Laird (2)             0              0          75,000             275,000          $20,313            $92,188
David P. Storey (2)              0              0          25,000             220,000          $ 1,625            $ 4,875
William P. Kelly                 0              0           2,500(3)           75,000(2)           0                  0

------------------

(1) Total value of unexercised options is based upon the difference between the last sales price of our common stock on the Nasdaq National Market System on December 31, 1999, which was $3.125 per share, and the exercise price of the options, multiplied by the number of option shares.

(2) Options granted under our 1997 Stock Option Plan. Mr. Laird resigned as President and Chief Executive Officer on July 12, 2000, and all options which were unexercisable on such date terminated.

(3)  Options granted under our 1988 Stock Plan.


             EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL ARRANGEMENTS

     We do not have any employment agreements or change in control agreements with any of our officers or employees.

                        REPORT OF COMPENSATION COMMITTEE

General Philosophy on Executive Compensation

The Company's compensation program for the Named Officers, as well as for its other executive officers, is administered by the board of directors with the advice and counsel of the Compensation Committee of the board. The members of the Compensation Committee provide such advice and counsel through their participation as directors in meetings of the board and as members of the Compensation Committee in meetings of the Compensation Committee held separate and apart from meetings of the board. During 1999, the Compensation Committee consisted of two outside directors, George N. Benjamin, III, Chairman and James
C. Gale, who are nominees for reelection as directors. The Compensation Committee did not hold any separate meetings during 1999.

The Company's officer compensation is composed of base salary, incentive compensation in the form of an annual cash bonus and discretionary long-term incentive compensation in the form of stock options. Each officer is also a participant in medical life insurance, non-contributory 401(k) and other plans which are generally made available to employees of the Company or of the business units managed by such officer.

The Compensation Committee and the board of directors strive to offer to the Company's officers a compensation package consisting of base salary and incentive compensation which will attract, retain, motivate, and reward talented executives. To achieve their objectives, the Compensation Committee and the board evaluate the performance of the Company's officers and consider data on other companies in its industry which are comparable in size, location and financial performance. The Compensation Committee and the board intend to base a significant portion of the compensation of senior executives upon the Company's financial success so that the Company's officers are rewarded on the same basis as the Company's stockholders.

Consistent with the compensation objectives of the Compensation Committee and the board, the use of stock options has been a material part of the compensation package for the Company's President and Chief Executive Officer. The compensation package agreed upon for the employment of Mr. Laird as President and Chief Executive Officer included, in addition to his salary, the grant to him, upon commencement of employment, of an option under the Company's 1997 Stock Option Plan for the purchase of up to 100,000 shares of our common stock, and for the grant to him of additional options for increments of up to 50,000 shares each six months, twelve months, eighteen months and twenty-four months thereafter. Such options vested or were to vest during his employment at the rate of 25% of the optioned shares on each of the first, second, third and fourth anniversaries of the grant date. Stock options, constituting a less material element of overall compensation, have also been granted to William P. Kelly and David P. Storey, and to other key employees of RELM and its subsidiaries.

The compensation packages for Thomas L. Morrow, Senior Vice President and Director - Government and Public Safety Sales and Marketing, and R. Scott Henderson, Vice President - Commercial Business and Industrial Sales and Marketing, include, in addition to their salaries, grants upon commencement of employment, of options to purchase up to 50,000 shares, respectively, of our common stock. These options vest and become exercisable during the term of employment at a rate of 25% on each of the first, second, third and fourth anniversaries of the grant date.

From time to time, the board, upon the recommendation of the Compensation Committee, implements bonus plans or grants discretionary bonus payments to its executive and other officers based upon performance criteria and the results of the Company's operations. It is the continuing philosophy of the Compensation Committee to include corporate goals, stock price, and financial results measured by return on stockholder equity as determinants of total executive compensation. No bonuses were paid to executive or other officers in 1999.

Compliance with Internal Revenue Code Section 162(m)

The Internal Revenue Code of 1986, as amended, provides that publicly-held corporations may not deduct, for federal income tax purposes, non-performance based compensation for its chief executive officer and certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive. The Compensation Committee and the board intend to take such actions as are appropriate to qualify compensation paid to executives for deductibility under these recent amendments. In this regard, base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future. Options granted under the Company's stock option plans are designed to constitute performance-based compensation, which would not be included in calculating compensation for purposes of the $1,000,000 limitation.

Compensation of Former Chief Executive Officer

In fiscal 1999, Mr. Laird, our former President and Chief Executive Officer, received a salary of $200,000. In addition, he received grants of options to purchase 150,000 shares of our common stock. See "Stock Option Grants."



                                        COMPENSATION COMMITTEE

                                        James C. Gale
                                        George N. Benjamin, III (Chair)

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the Compensation Committee of our board of directors was composed of independent, outside directors, Messrs. Gale and Benjamin (Chairman). As noted above, our compensation program for our executives is administered by the board of directors with the advice and counsel of the Compensation Committee. As a result, during 1999, Mr. Laird provided input to the deliberations by the Compensation Committee and the board concerning executive compensation. Mr. Laird did not vote as a member of the board in any board action which affected his compensation.

     Neither of the Compensation Committee members is or has been an officer or employee of us or any of our subsidiaries. In addition, neither Gale nor Benjamin has, or has had, any relationship with us which is required to be disclosed in this proxy statement. No RELM executive officer currently serves on the compensation committee or any similar committee of another public company.


                             STOCK PERFORMANCE GRAPH

Common Stock Performance

The graph below compares the five-year cumulative total stockholder return on our stock with the five-year cumulative total return of the Nasdaq Stock Index, U.S. ("Nasdaq") and the Nasdaq non-financial stocks index ("Composite").

In the printed document, there is a line chart representing the following:

------------------------------------------------------------------------------------------
                                    RELM WIRELESS CORPORATION
                                     CUMULATIVE TOTAL RETURN
------------------------------------------------------------------------------------------
                   NASDAQ                   NASDAQ NFS                    RELM
          --------------------------------------------------------------------------------
               LEVEL       NASDAQ       LEVEL       COMPOSITE      LEVEL         RELM
------------------------------------------------------------------------------------------
12/31/1994     244.532          100    250.901              100     4.875              100
12/31/1995     345.609     141.3349    349.398      139.2573166      4.25      87.17948718
12/31/1996     425.222     173.8922    424.421      169.1587519     3.375      69.23076923
12/31/1997     521.032     213.0731    497.018      198.0932718     7.563      155.1384615
12/31/1998     734.202     300.2478    728.421      290.3220792     1.531      31.40512821
12/31/1999    1326.416     542.4304    1403.42       559.352095     3.125       64.1025641
------------------------------------------------------------------------------------------

        PROPOSAL 2: APPROVAL OF A PRIVATE OFFERING OF EQUITY SECURITIES,
                OR SECURITIES CONVERTIBLE INTO EQUITY SECURITIES,
                 OF THE CORPORATION FOR AGGREGATE CONSIDERATION
                     IN AN AMOUNT NOT TO EXCEED $10,000,000


     In August, the Company retained the investment banking firm of Janney Montgomery Scott, LLC ("Janney") as financial advisor to assist the Company in reviewing and evaluating strategic alternatives aimed at preserving and enhancing shareholder value. These strategic alternatives may include, among others, the sale of the Company or its assets, a recapitalization of the Company or the partnering by the Company with other businesses. In its role as financial advisor to the Company, Janney will also explore additional financing alternatives and other sources of working capital.

     In connection with our review with Janney, we are contemplating a transaction or series of transactions pursuant to which we will sell our equity securities, or securities convertible into equity securities, for aggregate consideration in an amount not to exceed $10,000,000. The sale of the securities may result in the issuance of more than 20% of our outstanding common stock and such sale may or may not be below book or market value of our common stock, depending on the market price of our common stock on the issuance date, but in no event will the sale be at a discount of greater than 25% of the market value of our common stock on the date of issuance. At the time of the mailing of this Proxy Statement, we have not entered into any contracts nor signed any engagement letters that would bind us to a contract to sell securities as discussed herein. Therefore, since we have not entered into any agreements and because there are no certain terms of any transaction other than as set forth above, we are unable to provide you with additional details of the proposed transaction or series of transactions at this time. The board of directors will determine the terms of the securities to be issued in its discretion.

     Reasons for the Sale of Securities. The purpose of the sale of securities is to obtain funds to continue operations through the remainder of 2000 and for 2001 and to finance additional growth through research and development or through acquisitions. The sale of securities should also enhance our financial structure and should give us additional flexibility to finance growth by taking advantage of the lower prevailing interest rates in today's financial markets or by raising additional equity capital in the capital markets due to our improved capital structure.

     We currently intend to use the proceeds of the sale of securities to fund the continuing development of wireless communication products sold to the land mobile radio ("LMR") markets, to foster the research, development and commercialization of LMR and related products, and to facilitate other general corporate improvements.

     We have also considered certain potential negative factors associated with the sale of securities. First, the sale price may be at a discount to the closing price of our common stock on Nasdaq on either the date hereof or the closing date of the private offering, or both. Second, the sale of securities in the private offering will reduce the percentage ownership in the Company of existing stockholders. Third, the agreement by which the securities are purchased may contain certain restrictive covenants, potentially limiting our ability to issue any additional debt or senior equity securities without the consent of the purchasers in the private offering.

     Our common stock is currently traded on the Nasdaq National Market System. Rule 4310(c)(25)(H) governing the Nasdaq National Market requires stockholder approval of the proposed transaction because more than 20% of the outstanding shares of our common stock may be issued for less than the greater of book or market value of our common stock on the day of issuance. Rule 4310(c)(25)(H) states that we may not raise funds through the sale of securities without stockholder approval unless (i) the transaction results in an issuance or potential issuance of a number of shares of common stock which is less than 20% of the total number of shares of our common stock currently outstanding, (ii) the securities are sold at the current market price, or (iii) the securities are sold in a public offering. The sale of securities in a transaction contemplated by this Proposal 2 could raise up to $10,000,000 in proceeds, compared to a maximum of approximately $1,906,000 (based on the closing price of our common stock on August 24, 2000) which could be raised in a transaction without stockholder approval. Based on current market conditions, management and our board of directors believe that a sale of our securities in the public markets at the current market price of our common stock would involve substantial delay and significant expense and would probably be unsuccessful given current conditions in the market for public offerings by companies of similar size and financial position of, and in the same business as, RELM. Therefore, the board of directors believes that our best option is to complete the sale of securities on the terms outlined in this Proposal 2.

     Vote Required. Pursuant to Rule 4310(c)(25) governing the Nasdaq National Market, the affirmative vote of the holders of a majority of the total votes cast in person or by proxy on this Proposal 2 will be required to approve this Proposal 2. Abstentions and broker non-votes will have no effect on the outcome.

     No Dissenter's Rights. Under the Nevada General Corporate Law, stockholders are not entitled to dissenter's rights of appraisal with respect to this Proposal 2 to increase the authorized capital stock of RELM.

     Board Recommendation. Although the issuance of securities in the proposed transaction(s) will have a dilutive effect on our current stockholders, the board of directors believes that stockholder approval of Proposal 2 is in RELM's best interest because our ability to raise additional financing absent stockholder approval is severely limited and could be very costly. Accordingly, the board of directors strongly recommends the approval of Proposal 2.

     We are seeking stockholder approval at this annual meeting to avoid delay and additional expense in obtaining stockholder approval at a later date, in the event such stockholder approval is later required. In the event that stockholder approval is not obtained, the board of directors may, in consideration of its fiduciary duties, determine to proceed with a transaction if the board of directors deems such action to be in RELM's best interests.



             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                           VOTE "FOR" THIS PROPOSAL 2.

               PROPOSAL 3: AMENDMENT TO ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK

     At a meeting of RELM's board of directors on June 22, 2000, the board proposed an amendment to Article Five of our Articles of Incorporation pursuant to which (i) the number of shares of our common stock we are authorized to issue would increase from ten million (10,000,000) shares to twenty million (20,000,000) shares, and (ii) the number of shares of our preferred stock we are authorized to issue would increase from twenty thousand (20,000) shares to one million (1,000,000) shares. At the meeting, the board of directors directed that the proposed amendment be submitted to a vote of the stockholders at the annual meeting for their approval and adoption. In this Proposal 3, the board of directors is asking our stockholders to approve of this amendment as required by the Nevada General Corporation Law. A copy of the proposed amendment to our Articles of Incorporation is attached hereto as Appendix 1.

     Reasons for the Proposed Increase in Authorized Common Stock. Of the 10,000,000 currently authorized shares of our common stock, 5,290,405 shares were issued and outstanding as of September 1, 2000. As of September 1, 2000, an aggregate of 3,166,153 shares of common stock had been reserved for issuance as follows: (i) an aggregate of 1,000,000 shares of common stock issuable upon conversion of our 8% Convertible Subordinated Promissory Notes due December 31, 2004, (ii) an aggregate of 466,153 shares of common stock issuable in connection with outstanding warrants to purchase shares of common stock, (iii) an aggregate of approximately 200,000 shares of common stock issuable in connection with options granted or to be granted under the 1996 Stock Option Plan for Non-employee Directors, and (iv) an aggregate of approximately 1,500,000 shares of common stock issuable in connection with options granted or to be granted under of the 1997 Stock Option Plan, as amended. Therefore, as of September 1, 2000, approximately 1,543,442 unreserved shares of our common stock were available for issuance.

     RELM has no agreements, understandings or plans for the issuance or use of the existing authorized shares of common stock or for the additional shares of common stock to be authorized by this proposed amendment. However, the board of directors believes that the current number of authorized and unreserved shares of common stock are insufficient to meet RELM's future needs. In the near term, the current number of authorized and unreserved shares of common stock would be insufficient to permit the private offering of securities of the nature and in the amount contemplated by Proposal 2 in the event Proposal 2 is approved by the stockholders.

     In addition, our board of directors believes that it is in RELM's best interests that RELM have the flexibility to issue substantial numbers of additional shares of common stock as needs arise, and as market conditions become favorable, without further stockholder action unless required by applicable law, regulation, listing requirements or our Articles of Incorporation. The availability of additional shares will enhance RELM's flexibility in connection with future actions, such as corporate mergers, acquisitions of businesses, property or securities financings, issuance of stock options, and other corporate purposes. The board of directors will determine whether, when, and on what terms the issuance of shares of common stock may be appropriate in connection with any of the foregoing purposes, without the possible expense and delay of a special meeting of stockholders.

     Reasons for the Proposed Increase in "Blank Check" Preferred Stock. Our board of directors also proposes to amend our Articles of Incorporation to establish what is commonly known as "blank check" preferred stock, with a limitation of one million (1,000,000) authorized shares. Currently, there are no shares of our preferred stock issued and outstanding.

     This amendment is being sought because our board of directors believe that it is advisable and in the best interests of RELM to have available additional shares of preferred stock to provide RELM with greater flexibility in financing its continued operations and undertaking acquisitions. The board believes that the additional blank check preferred stock will provide RELM with a capital structure better suited to meet RELM's short and long term capital needs. The additional shares of blank check preferred stock will permit RELM to negotiate the precise terms of an equity instrument by simply creating a new series of preferred stock without incurring the cost and delay in obtaining stockholder approval. This allows RELM to more effectively negotiate with, and satisfy the precise financial criteria of any investor in a timely manner. In addition, the increase is the authorized preferred stock would give the board of directors the flexibility to issue preferred stock in the private placement contemplated by Proposal 2.

     Other Considerations. If this Proposal 3 is approved, the board of directors does not intend to seek further stockholder approval prior to the issuance of any additional shares of common stock or preferred stock in future transactions unless required by law, our Articles of Incorporation, the requirements of The Nasdaq Stock Market or other stock exchange on which our common stock is trading, or unless the board of directors of RELM deem it advisable to do so to qualify an employee benefit plan or stock option plan. Further, the board of directors does not intend to issue any shares of common stock or preferred stock to be authorized under this proposal except upon the terms the board of directors deems to be in the best interests of RELM and its stockholders.

     The issuance of additional shares of common stock or preferred stock may, depending on the timing and circumstances, dilute earnings per share and book value per share as well as have a dilutive effect on stockholder's equity and voting rights.

     The issuance of additional shares, or the perception that additional shares may be issued, may also adversely effect the market price of the common stock. The board of directors of RELM cannot predict what effect, if any, the proposed increase in authorized common stock will have on the market price of RELM's common stock. This amendment is being sought solely to enhance RELM's corporate finance flexibility. Holders of common stock have no preemptive rights.

     The availability for issuance, or the issuance, of additional shares of common stock or preferred stock also could, under certain circumstances, have the effect of rendering more difficult or discouraging an attempt by a third party to obtain control of RELM making it potentially less likely that our stockholders will obtain a change of control premium sometimes realized in connection with change of control transactions. For example, the issuance of shares of common stock (within the limits imposed by applicable law and the rules of any exchange upon which the common stock may be listed) in a public or private sale, merger or similar transaction would increase the number of our outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of us and increase the cost of such transaction. The issuance of additional shares of common stock could be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the stockholders. RELM is not currently aware of any efforts to obtain control of RELM.

     Management of RELM is not aware of any present efforts of any persons to obtain control of RELM, and the proposed increase in authorized shares of common stock or preferred stock is not intended to be an anti-takeover device.

     No Dissenter's Rights. Under the Nevada General Corporate Law, stockholders are not entitled to dissenter's rights of appraisal with respect to this Proposal 3 to increase the authorized capital stock of RELM.

     Vote Required. Pursuant to the Nevada General Corporate Law, the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote is needed for approval of the increase set forth in Proposal 3. Abstentions and broker non-votes will be have the same effect as a vote against this Proposal 3.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
      VOTE "FOR" THIS PROPOSAL 3 TO AMEND THE ARTICLES OF INCORPORATION TO
                       INCREASE AUTHORIZED CAPITAL STOCK

        PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP
                   AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP ("Ernst & Young") has served as independent auditors for the Company's 1998 and 1999 fiscal years and, upon the recommendation of the Audit Committee, has been engaged by the board of directors as independent auditors for the Company's year ending December 31, 2000. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Vote Required. Pursuant to the Nevada General Corporation law, Proposal 4 will be approved if the number of votes cast in favor of the Proposal exceeds the number of votes cast against the Proposal. Abstentions and broker non-votes will have no effect on the outcome.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                           VOTE "FOR" THIS PROPOSAL 4.

                             REPORT TO STOCKHOLDERS

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AND ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO US AT 7100 TECHNOLOGY DRIVE, WEST MELBOURNE, FLORIDA, ATTENTION: WILLIAM P. KELLY, VICE PRESIDENT -- FINANCE.

                              STOCKHOLDER PROPOSALS

     A stockholder proposal submitted for inclusion in the proxy statement and form of proxy for our annual meeting of stockholders to be held in 2001 must be received by us before January 1, 2001. Notice of a stockholder's proposal submitted for consideration at the annual meeting of stockholders, which is not submitted for inclusion in our proxy statement, will be considered untimely on February 15, 2001, and the persons named in the proxies solicited for the 2001 Annual Meeting of Stockholders may exercise discretionary voting power with respect to any such proposal. Proposals or notices should be sent to our executive offices at 7100 Technology Drive, West Melbourne, Florida, Attention:
Corporate Secretary.

     OTHER MATTERS The board of directors does not intend to present, and has no knowledge that others will present, any other business at the annual meeting. If, however, any other matters are properly brought before the annual meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

     Kindly date, sign and return the enclosed proxy card.

                                        By Order of the Board of Directors


                                        /s/ David P. Storey
                                        ----------------------------------------
                                        David P. Storey
                                        President and Chief Executive Officer

                            RELM WIRELESS CORPORATION
                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF RELM WIRELESS CORPORATION

     The undersigned, a holder of Common Stock of RELM WIRELESS CORPORATION, hereby constitutes and appoints DAVID P. STOREY and WILLIAM P. KELLY, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, October 30, 2000 at 10:00 a.m., at the offices of RELM Wireless Corporation, 7100 Technology Drive, West Melbourne, Florida, and any adjournment of postponement thereof, and thereat to vote all shares of RELM's Common Stock which the undersigned would be entitled to vote if personally present, as follows:


                     (Please sign and date on reverse side)

                        --------------------------------

                         Annual Meeting of Stockholders
                            RELM WIRELESS CORPORATION

                       --------------------------------

                                October 30, 2000

                 Please Detach and Mail in the Envelope Provided


A |X|| Please mark your vote as in this example.

1.  ELECTION OF DIRECTORS.

    VOTE FOR EACH OF THE
       NOMINEES LISTED       WITHHOLD AUTHORITY        NOMINEES FOR ELECTION
          AT RIGHT            FOR ALL NOMINEES         ELECTION AS DIRECTORS:

             [ ]                      [ ]               Donald F.U. Goebert
             [ ]                      [ ]               David P. Storey
             [ ]                      [ ]               Buck Scott
             [ ]                      [ ]               Robert L. MacDonald
             [ ]                      [ ]               Ralph R. Whitney, Jr.
             [ ]                      [ ]               James C. Gale
             [ ]                      [ ]               George N. Benjamin, III

INSTRUCTIONS:

To withhold authority to vote for any individual nominee, write that Nominee's name on the line provided below:

--------------------------------------------------------------------------------

2. Approval of a private offering of equity securities, or securities convertible into equity securities.

         [ ] FOR                    [ ] AGAINST                     [ ] ABSTAIN


3. Approval of the proposal to amend our Articles of Incorporation to (i) increase the number of authorized shares of our common stock from 10,000,000 shares to 20,000,000 shares, and (ii) increase the number of authorized shares of our preferred stock from 20,000 shares to 1,000,000 shares.

         [ ] FOR                    [ ] AGAINST                     [ ] ABSTAIN


4. Ratification of Ernst & Young, LLP as independent certified public accountants for the year ending December 31, 2000.

         [ ] FOR                    [ ] AGAINST                     [ ] ABSTAIN

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

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

     The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement of RELM Wireless Corporation.

     PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.


Signature _______________________________________

Signature _______________________________________   Dated:  _____________, 2000.
                  IF SHARES HELD JOINTLY


NOTE: Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

                                                                      APPENDIX 1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            RELM WIRELESS CORPORATION


     RELM WIRELESS CORPORATION, a corporation organized and existing under the Nevada General Corporation Law (the "Corporation"), does hereby certify as follows:

     1. The Articles of Incorporation of the Corporation are hereby amended by deleting Article Fifth in its entirety and substituting the following in lieu thereof:

     FIFTH:

          The aggregate number of shares which the corporation shall have authority to issue is 20,000,000 shares of common stock, par value $0.60 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. Any and all shares of stock may be issued, reissued, transferred or granted by the board of directors, as the case may be, to persons, corporations, and associations, and for such lawful consideration, and on such terms, as the board of directors shall have the authority to issue pursuant to the Nevada Revised Statutes and the Bylaws of the corporation. The board of directors shall have the authority to set, by resolution, the particular designations, preferences and the relative, participating, optional, voting or other rights and qualifications, limitations or restrictions of any class of stock or any series of stock within any class of stock issued by this corporation.

          No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such rights and options may be granted by the board of directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the board of directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     2. This amendment to the Articles of Incorporation was duly adopted in accordance with the provisions of Section 78.390 of the Nevada General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this ______ day of ______________, 2000.



                                        RELM WIRELESS CORPORATION



                                        By
                                          --------------------------------------
                                          David P. Storey, President and
                                          Chief Executive Officer

ATTEST:

------------------------------------
William P. Kelly, Secretary

[CORPORATE SEAL]







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